UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 13, 2019 (November 13, 2019)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 8.25% Series A Cumulative Redeemable, par value $0.01 per share	ABR-PA	New York Stock Exchange
Preferred Stock, 7.75% Series B Cumulative Redeemable, par value $0.01 per share	ABR-PB	New York Stock Exchange
Preferred Stock, 8.50% Series C Cumulative Redeemable, par value $0.01 per share	ABR-PC	New York Stock Exchange

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 13, 2019, Arbor Realty Trust, Inc. (“Arbor”) announced that two of its consolidated subsidiaries, Arbor Realty Commercial Real Estate Notes 2019-FL2, Ltd. (the “Issuer”) and Arbor Realty Commercial Real Estate Notes 2019-FL2, LLC (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”) issued $534,193,000 principal amount of investment grade-rated notes (the “Offered Notes”) and $51,594,000 principal amount of below investment grade-rated notes (collectively with the Offered Notes, the “Notes,”) evidencing a commercial real estate mortgage securitization (the “Securitization”), and sold such Notes in a private placement.  Simultaneously with the issuance of the Notes: (1) the Issuer issued and sold preferred shares (“the Preferred Shares”) with a notional amount of $49,213,000 to a third consolidated subsidiary of Arbor, and (2) the $51,594,000 of below investment grade-rated notes were purchased by a third party consolidated subsidiary of Arbor.

The Notes were issued pursuant to an indenture, dated as of November 13, 2019. The information contained in Item 2.03 of this Form 8-K regarding the terms of the indenture and the Notes is incorporated by reference into this Item 1.01.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Notes will be used to repay borrowings under Arbor’s current credit facilities, pay transaction expenses and fund future loans and investments.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The aggregate principal amounts of the following eight classes of Notes (each, a “Class”) were issued pursuant to the terms of an indenture, dated as of November 13, 2019 (the “Indenture”) by and among the Co-Issuers, Arbor Realty SR, Inc., as advancing agent, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as note administrator, custodian, paying agent, calculation agent, transfer agent, securities intermediary, backup advancing agent, designated transaction representative and notes registrar: (1) $327,025,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes; (2) $78,581,000 aggregate principal amount of Class A-S Senior Secured Floating Rate Notes; (3) $31,750,000 aggregate principal amount of Class B Secured Floating Rate Notes; (4) $39,687,000 aggregate principal amount of Class C Secured Floating Rate Notes; (5) $30,163,000 aggregate principal amount of Class D Secured Floating Rate Notes; (6) $26,987,000 aggregate principal amount of Class E Secured Floating Rate Notes; (7) $33,338,000 aggregate principal amount of Class F Floating Rate Notes; and (8) $18,256,000 aggregate principal amount of Class G Floating Rate Notes.  Simultaneously with the issuance of the Notes, the Issuer also issued and sold Preferred Shares with a notional amount of $49,213,000 to a consolidated subsidiary of Arbor and the Class F and G Floating Rate Notes were purchased by a consolidated subsidiary of Arbor.

As of the Securitization closing date (the “Closing Date”), the Notes are secured by a portfolio of real estate related assets and cash with a face value of approximately $635,000,000, with real estate related assets consisting primarily of first mortgage bridge loans.  Through its ownership of the equity of the Issuer, Arbor intends to own the portfolio of mortgage assets until its maturity and will account for the issuance of the Offered Notes on its balance sheet as a financing. The financing has an approximate three-year replacement period that allows the principal proceeds and sale proceeds (if any) of the mortgage assets to be reinvested in qualifying replacement mortgage assets, subject to the satisfaction of certain conditions set forth in the Indenture. The proceeds of the issuance of the securities also includes $124,113,200 for the purpose of acquiring additional mortgage assets for a period of up to 180 days from the Closing Date, at which point it is expected that the Issuer will own mortgage assets with a face value of approximately $635,000,000.  If the Issuer is unable to invest any additional financing capacity in suitable mortgage assets within 180 days of the Closing Date, remaining cash and cash equivalents will be used to redeem the Notes in order of seniority pursuant to the Indenture.

The mortgage assets acquired on the Closing Date were purchased by the Issuer from a consolidated subsidiary of Arbor, and the seller made certain representations and warranties to the Issuer with respect to the mortgage assets it sold. If any such representations or warranties are materially inaccurate, the Issuer may compel the seller to repurchase the affected mortgage assets from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.  Additional mortgage assets and replacement mortgage assets are expected to be purchased on similar terms, pursuant to the requirements set forth in the Indenture.

The Issuer entered into a Collateral Management Agreement with Arbor Realty Collateral Management, LLC, a consolidated subsidiary of Arbor (the “Collateral Manager”) pursuant to which the Collateral Manager has agreed to advise the Issuer on certain matters regarding the mortgage assets and other eligible investments securing the Notes.  The Collateral Manager has waived its right to receive a management fee for the services rendered under the Collateral Management Agreement.

The Issuer, the Collateral Manager and the trustee entered into a Servicing Agreement with Arbor Multifamily Lending, LLC, a wholly owned subsidiary of Arbor (the “Servicer”) pursuant to which the Servicer has agreed to act as the servicer and special servicer for the mortgage assets. In connection with its duties under the Servicing Agreement, the Servicer has waived its right to servicing and special servicing fees but will be entitled to reimbursement of certain costs and expenses.

The Notes represent non-recourse obligations of the Issuer payable solely from the mortgage assets and certain other assets pledged under the Indenture. To the extent the mortgage assets and other pledged assets are insufficient to make payments in respect of the Notes, neither of the Co-Issuers will have any obligation to pay any further amounts in respect of the Notes.

The Offered Notes have an initial weighted average interest rate of approximately 1.50% plus one-month LIBOR. Interest payments on the Notes are payable monthly, beginning on December 16, 2019, to and including September 15, 2034, the stated maturity date of the Notes. As advancing agent under the Indenture, Arbor Realty SR, Inc., a consolidated subsidiary of Arbor, may be required to advance interest payments due on the Notes on the terms and subject to the conditions set forth in the Indenture. Arbor Realty SR, Inc. is entitled to receive a fee, payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.07% per annum on the aggregate outstanding principal amount of the Notes.

Each Class of Notes will mature at par on September 15, 2034, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments set forth in the Indenture. The weighted average life of the Notes is currently expected to be between 3.96 years and 5.01 years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics including that there are no prepayments, defaults, extensions or delinquencies. There is no assurance that such assumptions will be met.

In general, payments of principal and interest (including any defaulted interest amount) on the Class A Notes will be senior to all payments of principal and interest on the Class A-S, B, C, D, E, F and G Notes; payments of principal and interest (including any defaulted interest amount) on the Class A-S Notes will be senior to all payments of principal and interest on the Class B, C, D, E, F and G Notes; payments of principal and interest (including any defaulted interest amount) on the Class B Notes will be senior to all payments of principal and interest on the Class C, D, E, F and G Notes; payments of principal and interest (including any defaulted interest amount) on the Class C Notes will be senior to all payments of principal and interest on the Class D, E, F and G Notes; payments of principal and interest (including any defaulted interest amount) on the Class D Notes will be senior to all payments of principal and interest on the Class E, F and G Notes; payments of principal and interest (including any defaulted interest amount) on the Class E Notes will be senior to all payments of principal and interest on the Class F and G Notes; and payments of principal and interest (including any defaulted interest amount or deferred interest amount) on the Class F Notes will be senior to all payments of principal and interest on the Class G Notes. Payments on the Notes will be senior to dividends and all other distributions in respect of the preferred shares.

The Notes are subject to a clean-up call redemption (at the option of and at the direction of the Collateral Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes has been reduced to 10% or less of the aggregate outstanding principal amount of the Offered Notes outstanding on the issuance date.

Subject to certain conditions described in the Indenture, on May 15, 2022, and on any interest payment date thereafter, the Issuer may redeem the Notes and the Preferred Shares at the direction of the holders of a majority of the Preferred Shareholders.

The Notes are also subject to a mandatory redemption on any interest payment date on which certain note protection tests set forth in the Indenture are not satisfied and following the end of the 180-day period for acquisition of additional assets if the ratings assigned to the Notes as of the Closing Date are downgraded or withdrawn. Any mandatory redemption of the Notes is to be paid from interest and principal proceeds of the mortgage assets in accordance with the priority of payments set forth in the Indenture, until the applicable note protection tests are satisfied or the applicable ratings are reinstated.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the Preferred Shareholders may require that the Issuer prepay all of the Notes.

Arbor Realty SR, Inc. has agreed to comply with the retention requirements of Regulation RR under the Securities Exchange Act of 1934, as amended, by causing a “majority-owned affiliate” (as defined in Regulation RR) to retain Preferred Shares in an amount equal to not less than 5% of the fair value of the Notes and Preferred Shares as of the Closing Date.  However, if Regulation RR is modified or repealed, Arbor Realty SR, Inc. may choose to comply with Regulation RR as is then in effect.

The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts and deferred interest amounts, as applicable).

In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer, Co-Issuer or pool of assets securing the Notes to register as an investment company under the Investment Company Act of 1940, as amended, and (2) the loss of the Issuer’s status as a qualified REIT subsidiary or other disregarded entity of Arbor Realty SR, Inc.

Item 7.01                                           Regulation FD Disclosure.

On November 13, 2019, the Company issued a press release announcing the closing of the commercial real estate mortgage securitization disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Exhibit
99.1	Press release, dated November 13, 2019.

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated November 13, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: November 13, 2019